                                                                    CONFIDENTIAL



CONFIDENTIAL UPDATE MATERIALS REGARDING:


PROJECT ENTERPRISE


JULY 30, 2002






[LOGO] LEGG MASON INVESTMENT BANKING

TABLE OF CONTENTS
--------------------------------------------------------------------------------



I. Evaluation of Proposed Stadium Capital Alternative

     A. Free Cash Analysis

     B. Transaction Value Analysis


II. Review of Legg Mason Process






[LOGO] LEGG MASON INVESTMENT BANKING                                           1

I. EVALUATION OF PROPOSED STADIUM CAPITAL ALTERNATIVE

A. FREE CASH ANALYSIS

FREE CASH ANALYSIS
--------------------------------------------------------------------------------
Enterprise Balance Sheet


($ IN THOUSANDS)
                                                                  As of October 31,             As of April 30,
                                                        -------------------------------------   ---------------
                                                           1999          2000          2001          2002
                                                       -----------   -----------   -----------  ---------------
ASSETS
Current assets
  Cash and cash equivalents                             $30,145.9     $17,432.8     $18,511.7      $17,776.8
  United States Treasury Bills, at cost                  15,296.8       3,994.3       2,122.6        6,747.1
  Accounts receivable, net                                6,957.5       6,949.1       6,410.7        6,286.6
  Prepaid expenses                                          712.7         644.0       2,118.0        1,876.4
                                                       -----------   -----------   -----------  ---------------
    Total current assets                                 53,112.7      29,020.2      29,163.0       32,686.8

Marketable securities                                     5,184.1      34,927.7      37,208.9       34,700.9
Restricted cash                                           2,516.2       8,951.1      13,212.1       14,917.7
Furniture, fixtures and equipment, net                    1,779.2       1,440.2       1,093.0          934.9
Intangible assets, net                                       63.3          53.3         -               -
Deferred income taxes                                     2,819.3       3,732.0       4,238.1        4,583.3
Note from related party                                      70.0          45.0          20.0           -
Other assets                                              3,116.2       1,615.5       1,678.5        1,721.9
                                                       -----------   -----------   -----------  ---------------
    Total assets                                        $68,661.1     $79,784.9     $86,613.5      $89,545.6
                                                       ===========   ===========   ===========  ===============

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
  Accounts payable                                       $5,535.6      $5,258.9      $4,756.2       $4,677.3
  Accrued expenses                                        1,001.5         615.8         863.4          529.6
  Accrued commissions                                     1,207.7       1,178.6       1,345.4        1,147.5
  Reserve for claims                                      2,242.0       3,082.3       2,403.2        2,263.1
  Other liabilities                                         487.9         374.7       1,103.0        1,398.4
                                                       -----------   -----------   -----------  ---------------
    Total current liabilities                            10,474.6      10,510.2      10,471.1       10,015.9
Deferred contract revenue                                34,745.9      45,993.8      54,661.1       57,686.5
Contingency payable                                       2,516.2       2,480.4       2,138.2        2,330.3
                                                       -----------   -----------   -----------  ---------------
      Total liabilities                                  47,736.7      58,984.4      67,270.5       70,032.6

Stockholders' equity
  Common stock                                               46.7          47.0          47.0           47.0
  Additional paid-in capital                             11,156.4      11,226.8      11,226.8       11,228.6
  Retained earnings                                       9,779.2      11,846.6      11,593.6       12,059.1
  Accumulated other comprehensive loss                      (57.9)        (34.4)        325.1          150.8
  Treasury stock, at cost                                    -         (2,285.4)     (3,849.4)      (3,972.4)
                                                       -----------   -----------   -----------  ---------------
    Total stockholders' equity                           20,924.4      20,800.6      19,343.1       19,513.0
                                                       -----------   -----------   -----------  ---------------
      Total liabilities and stockholders' equity        $68,661.1     $79,784.9     $86,613.5      $89,545.6
                                                       ===========   ===========   ===========  ===============

Source: Company financial statements.




[LOGO] LEGG MASON INVESTMENT BANKING                                           4

FREE CASH ANALYSIS
--------------------------------------------------------------------------------
No Adjustments to Cash


($ THOUSANDS)                                           AS OF
                                                    APRIL 30, 2002
                                                    --------------
Cash position:
Cash                                                 $   17,777
United States Treasury Bills, at cost                     6,747
Investments                                              34,701
Restricted cash                                          14,918
                                                    --------------
                                                         74,142
Less: contingency payable                                (2,330)
                                                    --------------
Total cash and cash equivalents                          71,812

Non-cash working capital:
Current assets                                            8,163
Current liabilities                                     (10,016)
                                                    --------------
Working capital surplus (deficit)                        (1,853)

Deferred contract revenue                               (57,686)
                                                    --------------

Free cash                                            $   12,273
                                                    ==============
------------------------------------------------------------------
Shares outstanding                                        3,946

Potential dividend per share                         $     3.11
------------------------------------------------------------------


Source: Company financial statements.




[LOGO] LEGG MASON INVESTMENT BANKING                                           5

FREE CASH ANALYSIS
--------------------------------------------------------------------------------
$5.0 Million Working Capital and $6.5 Million NSC Surplus Requirement


($ THOUSANDS)                                           AS OF
                                                   APRIL 30, 2002
                                                   --------------
Cash position:
Cash                                                 $   17,777
United States Treasury Bills, at cost                     6,747
Investments                                              34,701
Restricted cash                                          14,918
                                                   --------------
                                                         74,142
Less: contingency payable                                (2,330)
                                                   --------------
Total cash and cash equivalents                          71,812

Non-cash working capital:
Current assets                                            8,163
Current liabilities                                     (10,016)
                                                   --------------
Working capital surplus (deficit)                        (1,853)

Additional required working capital (1)                  (5,000)
Required NSC surplus (1)                                 (6,500)
Deferred contract revenue                               (57,686)
                                                   --------------

Free cash                                            $      773
                                                   ==============
-----------------------------------------------------------------
Shares outstanding                                        3,946

Potential dividend per share                         $     0.20
-----------------------------------------------------------------


Source: Company financial statements and Enterprise management.
(1) Per conversation with Enterprise management on July 18, 2002.





[LOGO] LEGG MASON INVESTMENT BANKING                                           6

FREE CASH ANALYSIS
--------------------------------------------------------------------------------
$5.0 Million Working Capital Requirement


($ THOUSANDS)                                          AS OF
                                                   APRIL 30, 2002
                                                   --------------
Cash position:
Cash                                                $    17,777
United States Treasury Bills, at cost                     6,747
Investments                                              34,701
Restricted cash                                          14,918
                                                   --------------
                                                         74,142
Less: contingency payable                                (2,330)
                                                   --------------
Total cash and cash equivalents                          71,812

Non-cash working capital:
Current assets                                            8,163
Current liabilities                                     (10,016)
                                                   --------------
Working capital surplus (deficit)                        (1,853)

Additional required working capital (1)                  (5,000)
Deferred contract revenue                               (57,686)
                                                   --------------

Free cash                                           $     7,273
                                                   ==============
-----------------------------------------------------------------
Shares outstanding                                        3,946

Potential dividend per share                        $      1.84
-----------------------------------------------------------------



Source: Company financial statements and Enterprise management.
(1) Per conversation with Enterprise management on July 18, 2002.




[LOGO] LEGG MASON INVESTMENT BANKING                                           7

B. TRANSACTION VALUE ANALYSIS

TRANSACTION VALUE ANALYSIS
--------------------------------------------------------------------------------
Pro Forma Effects of Potential Cash Dividend


($ thousands)
                                                          For the Last Twelve Months Ended April 30, 2002
                                                ------------------------------------------------------------------
                                                   No        Working Capital/      Working Capital         No
                                                Dividend     NSC Surplus Case     Requirement Case     Adjustments
                                                --------     ----------------     ----------------     -----------
Revenues                                        $ 60,902       $     60,902         $     60,902        $  60,902

Investment income                                  2,798              2,783                2,658            2,562

Pre-tax income                                     1,998              1,983                1,859            1,763

Net income                                         1,619              1,607                1,506            1,429

Earnings per share                              $   0.40       $       0.40         $       0.37        $    0.35

------------------------------------------------------------------------------------------------------------------
Cash dividend                                   $      -       $        773         $      7,273        $  12,273

Cash dividend per share                         $      -       $       0.20         $       1.84        $    3.11
------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------
P/E MULTIPLE - PRE-ANNOUNCEMENT (6/3/02)            11.6x              11.6x                11.6x            11.6x

Share price                                     $   4.63       $       4.60         $       4.31        $    4.09

Transaction value (1)                           $   4.63       $       4.79         $       6.15        $    7.20
------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------
P/E MULTIPLE - TWO-YEAR AVERAGE                      9.7x               9.7x                 9.7x             9.7x

Share price                                     $   3.89       $       3.86         $       3.62        $    3.44

Transaction value (1)                           $   3.89       $       4.06         $       5.47        $    6.55
------------------------------------------------------------------------------------------------------------------

Average cash and cash equivalents               $ 73,043       $     72,657         $     69,407        $  66,907
Effective portfolio yield                           3.83%              3.83%                3.83%            3.83%
Effective corporate income tax rate                   19%                19%                  19%              19%
Current shares outstanding                         3,946              3,946                3,946            3,946
Weighted average shares outstanding                4,044              4,044                4,044            4,044


Source: Company financial statements and Bloomberg Financial Markets.
(1) Transaction value equals the Enterprise share price as a multiple of earnings per share plus a one time cash dividend per share.



[LOGO] LEGG MASON INVESTMENT BANKING                                           9

II. REVIEW OF LEGG MASON PROCESS

REVIEW OF LEGG MASON PROCESS
--------------------------------------------------------------------------------
Pre-Marketing


o   Engagement letter finalized November 30, 2000

o   Commenced drafting of Confidential Descriptive Memorandum on December 14,
    2000

o Company issued press release announcing that it is exploring strategic alternatives on January 23, 2001

o   Commenced pre-marketing on January 31, 2001

o   Memorandum finalized February 6, 2001

o   Commenced full marketing effort on February 6, 2001




[LOGO] LEGG MASON INVESTMENT BANKING                                          11

REVIEW OF LEGG MASON PROCESS
--------------------------------------------------------------------------------
Marketing


o   Identified ninety-five potential acquirors

o   Contacted eighty-one potential acquirors
      o   Thirty-six strategic acquirors
      o   Forty-five financial acquirors
      o After deeming less capable, placed fourteen strategic acquirors on "hold"

o   Sent Confidential Descriptive Memorandum to thirty-seven potential acquirors
      o   Eleven strategic acquirors
      o   Twenty-six financial acquirors





[LOGO] LEGG MASON INVESTMENT BANKING                                          12

REVIEW OF LEGG MASON PROCESS
--------------------------------------------------------------------------------
Received Confidential Descriptive Memorandum



o   Strategic acquirors

      o   Assurant Group
      o   JM&A Group
      o   Deutsche Financial Services
      o   Aon Corporation
      o   Ford Motor Company
      o   GMAC Insurance/CoverageOne
      o   GEFA
      o   Protective
      o   National City Corp.
      o   Markel Corporation
      o   CNA Financial


o   Financial acquirors

      o   The Riverside Company
      o   Centre Partners Management
      o   Capital Resource Partners
      o   Waveland Investments
      o   Mellon Ventures
      o   Golub Associates
      o   J. Adam Abram
      o   Whitney & Co.
      o   EOS Partners
      o   Dailey Capital Management
      o   Robert Haft Capital
      o   Berkshire Partners
      o   Harbert Management Corp.
      o   Sentinel Capital Partners
      o   Summit Partners
      o   CIVC Partners
      o   Brockway Moran & Partners
      o   Conning Capital Partners
      o   HIG Capital
      o   Sammons Enterprises
      o   Saugatuck Associates
      o   Saunders Karp & Megrue
      o   Svoboda, Collins
      o   Trivest
      o   RFE Investment Partners
      o   Lynx Investment Management





[LOGO] LEGG MASON INVESTMENT BANKING                                          13

REVIEW OF LEGG MASON PROCESS
--------------------------------------------------------------------------------
Initial Indications



o   Received preliminary, non-binding indications of interest from six groups

      o   Waveland Investments ($6.00 per share)
      o   Whitney & Co. ($5.00 to $7.00 per share)
      o   The Riverside Company ($6.00 to $7.00 per share)
      o GMAC Insurance/CoverageOne ($5.00 to $6.00 per share - market price range at the time)
      o   GEFA ($5.00 to $6.00 per share - market price range at the time)
      o   Lynx Investment Management ($8.00 per share proposed to Luby family)


o   Held meetings or teleconferences with interested groups

      o   Aon Corporation
      o   The Riverside Company
      o   Waveland Investments
      o   Lynx Investment Management
      o   J. Adam Abram
      o   GMAC Insurance/CoverageOne
      o   GEFA
      o   JM&A Group






[LOGO] LEGG MASON INVESTMENT BANKING                                          14

REVIEW OF LEGG MASON PROCESS
--------------------------------------------------------------------------------
Lynx Discussions


o   Most serious discussions held with Lynx Investment Management

o Proposal made to Luby family required several significant concessions, including rollover of CJL and CHL equity

o Proposal was highly contingent and required that the Company meet several conditions prior to the commencement of due diligence by Lynx

      o Full coverage of transaction related expenses, including due diligence expenses
      o   Breakup fee

o   No formal proposal made to the Board of Directors

o   CJL and CHL unable to reach agreement with Lynx Investment Management

o   Discussions terminated in October 2001









[LOGO] LEGG MASON INVESTMENT BANKING                                          15

REVIEW OF LEGG MASON PROCESS
--------------------------------------------------------------------------------
Recent Developments


o   No strategic partner is interested

o Lack of interest from strategic partners is based primarily on the following issues:

      o   Economy
      o   Size of organization
      o   Financial performance (declining operating profit)
      o Potential strategic investors are reducing exposure to warranty business
      o   Concentration of business
      o   Do not favor independent agent model

o Events of September 11th and continued economic weakness had significant impact on potential strategic partners as well as the operating results of Enterprise

o Given continued economic weakness and tepid Enterprise results, outlook for finding a strategic partner remains dim

o Have received no interest from potential strategic or financial partners since the announcement of going private transaction





[LOGO] LEGG MASON INVESTMENT BANKING                                          16

REVIEW OF LEGG MASON PROCESS
--------------------------------------------------------------------------------
Stock Performance During Process






                                [GRAPHIC OMITTED]

The graph is entitled "Stock Performance During Process" and represents the performance of the Company's stock during the two years preceding the date of the presentation.





Source: FactSet Data Systems



[LOGO] LEGG MASON INVESTMENT BANKING                                          17

REVIEW OF LEGG MASON PROCESS
--------------------------------------------------------------------------------
Stock Performance During Process






                                [GRAPHIC OMITTED]

The graph is entitled "Stock Performance During Process" and represents the volume of the Company's stock traded, buy back percentage and stock price between July 26, 2000 and July 26, 2002.





Notes:
------
Source: FactSet Data Systems.
Buy back percentage of total volume calculated by adjusting reported trading volume to offset over-the-counter "double counting" of shares.




[LOGO] LEGG MASON INVESTMENT BANKING                                          18

REVIEW OF LEGG MASON PROCESS
--------------------------------------------------------------------------------
Historical and Projected Income Statements


($ THOUSANDS)
                                                                                Actual
                                      -----------------------------------------------------------------------------------------
                                                                                                          For the last twelve
                                                     For the year ended October 31,                      months ended April 30,
                                      ----------------------------------------------------------------   ----------------------
                                             1999                  2000                   2001                    2002
                                      ------------------    ------------------    --------------------   ----------------------
Revenues                              $56,151.6   100.0%    $61,654.6   100.0%    $59,853.3     100.0%   $60,901.9      100.0%

Costs and expenses:
  Costs of services provided           28,129.5    50.1      33,687.2    54.6      33,752.9      56.4     35,522.1       58.3
  Selling, general and
    administrative expenses            24,838.9    44.2      26,539.5    43.0      26,525.7      44.3     26,179.3       43.0
                                      ---------   -----     ---------   -----     ---------     -----    ---------      -----
    Total costs and expenses           52,968.4    94.3      60,226.7    97.7      60,278.6     100.7     61,701.4      101.3
                                      ---------   -----     ---------   -----     ---------     -----    ---------      -----
Operating income                        3,183.2     5.7       1,427.9     2.3        (425.3)     (0.7)      (799.5)      (1.3)
  Investment income                     1,869.8     3.3       3,212.4     5.2       3,842.3       6.4      2,797.5        4.6
  Interest expense                        (15.0)   (0.0)        (15.0)   (0.0)          0.0       0.0          0.0        0.0
                                      ---------   -----     ---------   -----     ---------     -----    ---------      -----
Pretax income                           5,038.0     9.0       4,625.3     7.5       3,417.0(1)    5.7      1,998.0(1)     3.3
  Provision for income taxes            1,949.4     3.5       1,754.7     2.8       1,025.1       1.7        379.0        0.6
                                      ---------   -----     ---------   -----     ---------     -----    ---------      -----
Net income from continuing
  operations                           $3,088.6     5.5%     $2,870.7     4.7%     $2,391.9       4.0%    $1,619.0        2.7%
                                      =========   =====     =========   =====     =========     =====    =========      =====
-------------------------------------------------------------------------------------------------------------------------------
Weighed average shares outstanding
  - basic                               4,664.6               4,528.0               4,096.9                4,044.0

Earnings per share                        $0.66                 $0.63                 $0.58                  $0.40
-------------------------------------------------------------------------------------------------------------------------------


                                                                     Projected
                                                  ----------------------------------------------
                                                         For the years ending October 31,
                                                  ----------------------------------------------
                                                           2003                     2002
                                                  ---------------------    ---------------------
Revenues                                          $60,000.0      100.0%    $63,600.0      100.0%
Costs and expenses:
  Costs of services provided                       34,800.0       58.0      36,570.0       57.5
  Selling, general and administrative expenses     25,800.0       43.0      27,030.0       42.5
                                                  ---------      -----     ---------      -----
    Total costs and expenses                       60,600.0      101.0      63,600.0      100.0
                                                  ---------      -----     ---------      -----
Operating income                                     (600.0)      (1.0)          0.0        0.0
  Investment income                                 2,300.0        3.8       2,438.0        3.8
  Interest expense                                      0.0        0.0           0.0        0.0
                                                  ---------      -----     ---------      -----
Pretax income                                       1,700.0        2.8       2,438.0        3.8
  Provision for income taxes                          510.0        0.9         731.4        1.2
                                                  ---------      -----     ---------      -----
Net income from continuing operations              $1,190.0        2.0%     $1,706.6        2.7%
                                                  =========      =====     =========      =====
------------------------------------------------------------------------------------------------
Weighed average shares outstanding - basic          3,900.0                  3,900.0

Earnings per share                                    $0.31                    $0.44
------------------------------------------------------------------------------------------------


Notes:
------
Source: Company financial statements and management projections
(1) Excludes nonrecurring loss of $4.4 million



[LOGO] LEGG MASON INVESTMENT BANKING                                          19

REVIEW OF LEGG MASON PROCESS
--------------------------------------------------------------------------------
Analysis of Trading During Process



                        TWO YEAR TRADING VOLUME ANALYSIS

                                                             % of Shares Traded
                                                             ------------------
    <$4.4 ..................................................         1.0%
$4.4-$4.6 ..................................................         2.0%
$4.6-$4.8 ..................................................         7.7%
$4.8-$5.0 ..................................................        10.0%
$5.0-$5.2 ..................................................        16.1%
$5.2-$5.4 ..................................................         7.7%
$5.4-$5.6 ..................................................        10.5%
$5.6-$5.8 ..................................................        14.1%
$5.8-$6.0 ..................................................        24.1%
$6.0-$6.2 ..................................................         3.8%
$6.2-$6.4 ..................................................         1.9%
$6.4-$6.6 ..................................................         0.4%
    $6.6< ..................................................         0.7%


                      TWO YEAR CUMULATIVE TRADING ANALYSIS

                                                             % of Shares Traded
                                                             ------------------
<$4.4 ......................................................         1.0%
<$4.6 ......................................................         3.0%
<$4.8 ......................................................        10.7%
<$5.0 ......................................................        20.7%
<$5.2 ......................................................        36.7%
<$5.4 ......................................................        44.4%
<$5.6 ......................................................        54.9%
<$5.8 ......................................................        69.0%
<$6.0 ......................................................        93.1%
<$6.2 ......................................................        97.0%
<$6.4 ......................................................        98.9%
<$6.6 ......................................................        99.3%
<$6.8 ......................................................       100.0%





Source: FactSet Data Systems



[LOGO] LEGG MASON INVESTMENT BANKING                                          20